                                                                    EXHIBIT  11


                              ROWAN COMPANIES, INC.
                            COMPUTATION OF BASIC AND
                            DILUTED INCOME PER SHARE
                     (in thousands except per share amounts)

                                                                         For the Year Ended December 31,
                                                               ----------------------------------------------------
                                                                   2002                2001               2000
                                                               -------------       -------------      -------------
Weighted average shares of common stock
     outstanding                                                     93,764              94,173             92,562

Stock options (treasury stock method)                                   735                 702              1,007

Shares issuable from assumed conversion of
     floating rate subordinated debentures                              893                 936              1,068
                                                               ----------------------------------------------------

Weighted average shares for diluted
     income per share calculation                                    95,392              95,811             94,637
                                                               ====================================================


Net income for basic calculation                                   $ 86,278            $ 76,998           $ 70,213

Charges related to dilutive securities
                                                               ----------------------------------------------------

Net income for diluted calculation                                 $ 86,278            $ 76,998           $ 70,213
                                                               ====================================================


Basic income per share                                               $  .92              $  .82             $  .76
                                                               ====================================================

Diluted income per share                                             $  .90              $  .80             $  .74
                                                               ====================================================

Note: Reference is made to Note 1 to Consolidated Financial Statements regarding computation of per share amounts.